SCHEDULE 14A
                                 (RULE 14A-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14A INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

  [ ] Preliminary Proxy Statement.
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [ ] Definitive Proxy  Statement.
  [ ] Definitive Additional  Materials.
  [X] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12.

                            ATSI COMMUNICATIONS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

  [X] No Fee Required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)  Title  of  each  class  of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
      4)  Proposed  maximum  aggregate  value  of  transaction:
      5)  Total  fee  paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check  box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
      1)  Amount  previously  paid:
      2)   Form,  Schedule  or  Registration  Statement  No.:
      3)  Filing  Party:
      4)  Date  Filed:


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ATSI COMMUNICATIONS                       NEWS RELEASE

                                          CONTACT:     investorinfo@atsi.net

                                          E-MAIL:      investorinfo@atsi.net

                                          WEB SITE:    www.atsi.net
                                                       ------------


             ATSI ANNOUNCES DATE FOR ITS ANNUAL SHAREHOLDER MEETING

SAN  ANTONIO,  TEXAS,  March 23, 2004, ATSI Communications, Inc. (ATSI.PK) (OTC:
ATSC  -  News) announced today that its 2004 Annual Meeting of Stockholders will
-------------
be  held at 10:00 AM CST on May 6, 2004 at the conference hall of the Dr. Burton
E. Grossman International Conference Center, University of the Incarnate Word, 4301 Broadway, San Antonio, Texas. All persons owning shares of the company's common stock or the series A convertible preferred stock on record as of March 25, 2004, are entitled to notice and to vote at the annual meeting. The Company expects to commence mailing of its Annual Report and Proxy Statement to shareholders on March 31, 2004.

As previously announced, ATSI plans to reincorporate in Nevada upon shareholder approval. This will provide the company withTWTyson Wallis. This will provide the Company with greater flexibility, simplicity in corporate transactions, reduced taxes, and the reduction of various TWTyson WallisOf variouscosts of doing business. The reincorporation will also change the Company's capital structure by reducing the number of shares of common stock outstanding, thus improving the Company's ability to raise capital and pursue strategic transactions.

The most frequently asked questions ("FAQ") and answers concerning TWTyson WallisConcerning ATSI's restructuring and reincorporation plan have been filed with the SEC and are being provided to shareholders via ATSI's website.
Shareholders  can  access  the  FAQ  list  at  www.atsi.net  and  www.sec.gov.
                                               ------------       ------------

STOCKHOLDERS MAY OBTAIN A COPY OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND A COPY OF THE ANNUAL REPORT ON FORM 10-K AT THE SECURITIES AND EXCHANGE COMMISSION WEBSITE, WWW.SEC.GOV. STOCKHOLDERS SHOULD READ THE PROXY MATERIALS
                      -----------
AND ANNUAL REPORT PRIOR TO TWTyson WallisPrior to VOTING ON ANY PROPOSAL AT THE ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
ATSI Communications, Inc. is an emerging international carrier serving the rapidly expanding niche markets in and between Latin America and the United
States, primarily Mexico. ATSI believes that it has clear advantages over its competition through its unique concession license in Mexico, interconnection and service agreements, and strategic partnerships with established carriers and network operators in Mexico.

This news release contains forward-looking statements. These statements describe management's beliefs and expectations about the future. We have identified forward-looking statements by using words such as "expect," "believe," and "should." Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. More detailed information about ATSI Communications, Inc. is available in the Company's public filings with the Securities and Exchange Commission.


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